EXHIBIT 10-F
------------
(Carlyle-XIV)


                      SETTLEMENT AGREEMENT AND RELEASE
                      --------------------------------


      THIS SETTLEMENT AGREEMENT AND RELEASE ("Agreement"), dated as of this 17th day of March, 1999, is made by and among PROGRESS PROPERTIES, INC. ("PPI"), J.R.A. REALTY CORPORATION ("JRA"), P-C 900 THIRD ASSOCIATES ("P-C 900," and collectively with PPI and JRA, the "Progress Group"), 900 REALTY, LLC ("900 Realty" and collectively with PPI, JRA and P-C 900, the "Progress Parties"), 900 3RD AVENUE ASSOCIATES ("Associates"), and PROGRESS PARTNERS (the "Partnership").


                            W I T N E S S E T H:
                            -------------------

      WHEREAS, each of the entities constituting the Progress Group and Associates are (or were) partners in the Partnership pursuant to, among other things, that certain Amended and Restated Agreement of General Partnership for Progress Partners dated as of August 20, 1984, as amended pursuant to Amendment No. 1, dated as of February 26, 1986 ("Partnership Agreement");

      WHEREAS, the Partnership owns certain land and improvements commonly known as 900 3rd Avenue, New York, New York (the "Property");

      WHEREAS, in 1987, JMB Property Management Company ("JMB") became the manager of the Property pursuant to that certain Agreement for Operation and Management of Office Building (the "Management Agreement") dated as of December 1, 1987;

      WHEREAS, in December, 1994, JMB delegated certain of its duties under the Management Agreement to Heitman Properties of New York, Ltd.
("Heitman") pursuant to that certain Submanagement Agreement;

      WHEREAS, the Federal Deposit Insurance Corporation ("FDIC") has filed various claims against, among others, Associates, the Progress Group and Albert Schwartz, individually ("Schwartz"), arising from Schwartz's acquisition of certain interests in the Progress Group, entitled FDIC V. PROGRESS PROPERTIES, et al., Case No. 91 Civ. 3761 (S.D.N.Y.) and FDIC V. FIRST MARYLAND, et al., Case No. 96 Civ. 3792 (S.D.N.Y.) both of which are presently pending in the United States District Court for the Southern District of New York, and FDIC V. FIRST MARYLAND, et al., presently pending in Circuit Court of Maryland for Baltimore City, Case No. 96141932/CL212356 (collectively, the "FDIC Cases");

      WHEREAS, Associates filed a cross-complaint against, among others, the Progress Group, arising from its prior management of the Property, in the action entitled FDIC V. PROGRESS PROPERTIES, et al., Case No. 91 Civ. 3761 (S.D.N.Y.) presently pending in the United States District Court for the Southern District of New York (the "Partnership Litigation");

      WHEREAS, in or about January, 1996, the Maryland Deposit Insurance Fund Corporation ("MDIF") obtained a judgment against PPI and JRA to foreclose its lien on the partnership interests in the Partnership and PC-900 held by PPI and JRA (collectively "PPI/JRA Partnership Interests");

      WHEREAS, 900 Realty has represented that in or about January, 1998, MDIF assigned to 900 Realty, for good and valuable consideration, all of MDIF's right, title and interest in its judgment and the PPI/JRA
Partnership Interests (collectively, the "MDIF Interests");



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      WHEREAS, 900 Realty conducted a foreclosure sale of the PPI/JRA
Partnership Interests at which sale 900 Realty was the successful purchaser and now maintains that is the holder of the PPI/JRA Partnership Interests, as evidenced by a certificate of sale, dated as of September 14, 1998, a copy of which has been delivered to Associates;

      WHEREAS, Associates maintains that it holds a lien on (and the Progress Parties contest that Associates holds a lien on) the PPI/JRA Partnership Interests as well as the partnership interest of PC-900 in the Partnership to secure that certain promissory note, dated as of August 20, 1984 in the original principal amount of $20 million ("Associates' Note") made by PPI and delivered to Associates, together with interest thereon, which lien Associates claims (and the Progress Parties contest) is superior to MDIF's lien;

      WHEREAS, PPI, JRA and 900 Realty have asserted various claims against the Partnership and Associates (and Associates and the Partnership have contested such claims), including, without limitation, (i) the mismanagement of the Property by JMB and/or Heitman (ii) claims arising from Associates' negotiations and agreement with MDIF after MDIF obtained its judgment ("MDIF-related Claims"), (iii) claims under the Partnership Agreement by the Progress Group against the Partnership for certain Guaranteed Payments (as defined therein) and other claims asserted by or on behalf of the Partnership against Associates for certain capital contributions allegedly due from Associates to the Partnership (the "Partnership Agreement Claims") and (iv) claims arising from distributions taken by Associates for the repayment of certain funds loaned to the Partnership in connection with the refinancing of the Partnership's debt and other distributions ("Distribution Claims");

      WHEREAS, Associates, the Progress Parties and the Partnership desire to avoid the uncertainties and expense of litigation and to settle and compromise on the terms set forth below all claims asserted or that could be asserted by any party that they may have against each other, except as provided herein; and

      NOW, THEREFORE, in consideration of the premises aforesaid, the mutual covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

      1. AUTHORITY. Simultaneously with the execution and delivery of this Agreement by all of the parties hereto, each party shall provide to the other evidence of its due authorization to enter into and perform the transactions contemplated by this Agreement, all in form reasonably satisfactory to the other parties. Such evidence shall include the following: (a) certificate of good standing in the state of its formation or incorporation (except that no such certificate shall be required from Associates or the Progress Group) and the organizational documents of such party (e.g. operating agreement, by-laws, etc.); (b) an incumbency certificate; (c) an organizational certificate or resolution, duly certified, authorizing such party to enter into this Agreement, consummate the sale and perform the obligations required of such party hereunder; and
(d) such other evidence reasonably required by any of them.

      2. ACQUISITION BY 900 REALTY. Associates and the Progress Group hereby (a) consent to and agree to waive all defects and objections, if any, to MDIF's assignment of the MDIF Interests to 900 Realty, (b) consent to and agree to waive all defects and objections, if any, to 900 Realty's judicial or foreclosure sale of the PPI/JRA Partnership Interests, (c) acknowledge, agree and will not contest (i) that 900 Realty is the sole holder and owner of the PPI/JRA Partnership Interests, formerly held by PPI and JRA in the Partnership and PC-900, together with all claims held by JRA or PPI against the Partnership and/or Associates, (ii) that 900 Realty, in substitution for PPI and JRA, now owns and controls all of the right, title


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and interest formerly held by PPI and JRA in the Partnership and in PC-900 as well as all claims held by them against the Partnership and/or Associates, and (iii) that 900 Realty has the authority to convey the Partnership Interests as provided in paragraph 4 hereinafter; provided, however, that nothing herein shall be construed as a waiver or otherwise estop or limit in any way Associates' right to enforce or rely on the representations and warranties made by the Progress Parties in this Agreement (including the representations and warranties set forth in Article 10 herein) or any Closing Document, it being understood that the foregoing acknowledgments and agreements made by Associates in this Paragraph 2 are based on such representations and warranties. In order to further support the agreements herein, PPI and JRA do hereby quitclaim, assign and convey to 900 Realty, without representation or warranty, all of their right, title and interest in and claims against the Property, Partnership and/or PC-900, including, without limitation, whatever claims they may have against the Partnership and/or Associates for Guaranteed Payments (collectively the "Support Interests"). Subject to the proviso in Paragraph 28 of this Agreement, the Progress Parties and Associates and the Partnership acknowledge and agree (x) that in order to secure Associates' Note, Associates holds a lien on (i) the PPI/JRA Partnership Interests,
(ii) the partnership interest of PC-900 in the Partnership, and (iii) all of the claims of the Progress Group against the Partnership, including all claims, if any, for Guaranteed Payments (the "Associates' Lien"), and (y) that such lien is superior to MDIF's lien and (z) that 900 Realty's acquisition of all of its right, title and interest in and claims against the Partnership is subject to such lien.

      3. FDIC ACQUISITION. Simultaneously with or prior to the execution and delivery of this Agreement by all of the parties hereto, 900 Realty shall deliver (a) original copies of the Agreement and Mutual Release attached hereto as Exhibit A duly executed by each of the Progress Parties, Albert Schwartz, Joel Wiener and by PPI on behalf of the Partnership, (b) an original Partner Consent attached hereto as Exhibit B duly executed by the Progress Parties and Albert Schwartz, (c) the letter to the FDIC in the form attached hereto as Exhibit C duly executed by each of the Progress Parties and Albert Schwartz, and (d) stipulations to dismiss in the form attached hereto as Exhibit D duly executed by counsel for each of the Progress Parties and Albert Schwartz.

      4. SALE OF PARTNERSHIP INTERESTS. Simultaneously with the execution and delivery of this Agreement by all of the parties hereto ("Closing Date"), Associates shall acquire from 900 Realty the Partnership Interests (defined hereafter) in exchange for a total payment by Associates of Sixteen Million Dollars ($16,000,000) (the "Purchase Price"), which Purchase Price shall be paid by Associates according to the terms and upon the conditions hereinafter set forth. As used herein, "Partnership Interests" shall mean all of the right, title and interest (i) in the Partnership not owned by Associates as of the Closing Date and (ii) in PC-900 not owned by the FDIC (or its successor in interest) as of the Closing Date, including all of the right, title and interest of JRA and PPI in the Property (if any), Partnership and PC-900 held by them since the inception of the Partnership (other than Associates' interest in the Partnership), as well as any claims held by any of them against the Partnership or Associates, together with the Support Interests transferred to 900 Realty pursuant to paragraph 2 above.

            (a) On the Closing Date, 900 Realty shall, at its expense, provide Associates with (i) an original of the assignment attached hereto as Exhibit E duly executed by each of the parties thereto, (ii) results of a search of the Progress Parties from a reputable search service for the State of New York (and any other state in which such of the Progress Parties is incorporated or formed and doing business), dated no earlier than March 3, 1999, and showing no UCC, tax or judgment liens with respect to any interest in the Partnership or in PC-900 (other than the Associates'


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Lien), (iii) a policy issued by Commonwealth Title Company (the "Title
Company") in the amount of the Purchase Price, in form reasonably satisfactory to Associates, insuring Associates' title to the Partnership Interests free and clear of any liens (other than the Associates' Lien), encumbrances or defects, as well as the interest of 14-15 Office Associates, L.P. ("14-15 Office Associates") in the Partnership free and clear of any liens (other than the Associates' Lien), encumbrances or defects, and (iv) a certificate and report of title on the Property free and clear of all liens, claims and encumbrances, other than those approved by Associates, and a letter from the Title Company agreeing not to raise certain matters in form reasonably satisfactory Associates. On the Closing Date, Associates shall pay to 900 Realty, by federal funds wire transfer of immediately available funds to an account designated by 900 Realty to Associates in writing, of which 900 Realty hereby represents that it shall be the beneficial owner, the sum of Thirteen Million Five Hundred Thousand and no/Dollars ($13,500,000); and

            (b) The remaining balance of the Purchase Price, in the amount of Two Million Five Hundred Thousand and no/Dollars ($2,500,000) (the "Closing Balance"), shall be paid by Associates in the same manner as above upon the earlier of (i) a closing of a sale of the Property by the Partnership, or (ii) January 3, 2000. The Partnership hereby guarantees Associates' obligation to pay the Closing Balance (together with interest due thereon, if any) according to the terms and conditions set forth herein. Associates and the Partnership hereby acknowledge and agree that
Associates: (a) has an irrevocable obligation to pay the Closing Balance when the same shall become due and payable as provided herein, and (b) if Associates fails to pay the Closing Balance as provided herein, then, for each day that such payment is not paid when due, Associates shall pay interest on the Closing Balance at an annual rate equal to 150 basis points over the prime rate of Citibank, N.A. in effect from time to time (computed on an actual/365 day basis), provided that in no event shall such amounts exceed the maximum rate permitted by law, plus any and all out of pocket cost incurred by 900 Realty, including, without limitation, reasonable attorneys' fees, in an effort to collect such amounts from Associates.

      5. AMENDMENTS OF PARTNERSHIP AGREEMENTS. Prior to the execution of this Agreement, Progress Parties, the Partnership and Associates have executed and delivered an amendment to the Partnership Agreement in the form attached hereto as Exhibit F. Associates, 14-15 Office Associates, PPI and 900 Realty have executed and delivered the amendment to the partnership agreement of PC-900 in the form attached hereto as Exhibit G. Associates, 900 Realty, P-C 900, and 14-15 Office Associates have executed and delivered the amendment to the Partnership Agreement in the form attached hereto as Exhibit H.

      6. TRANSFER TAXES. If any property transfer taxes or real estate transfer taxes are due and payable in connection with (a) the acquisitions by Associates (and/or by any nominee, affiliate or related party of Associates, including 14-15 Office Associates) of all of the right, title and interest in the Partnership and in PC-900, including the Partnership Interests and the limited partnership interest of the FDIC in P-C 900, and/or (b) any prior transaction(s) with which such acquisitions may be aggregated for tax purposes relating to any acquisitions by 900 Realty of any interest in the Partnership or of the general partnership interest in P-C 900, 900 Realty unconditionally and irrevocably agrees to pay the same when due, and to defend, indemnify and hold the Associates Group (as defined herein) harmless from any liabilities, claims or expenses on account of such unpaid taxes, including without limitation of any other rights it may have, interest, penalties, and reasonable attorneys' fees and other costs related thereto; provided, however, that if the taxes payable in connection with such acquisitions or transactions include taxes attributable to the acquisition by Associates (and/or by any nominee, affiliate or related party of Associates) of the limited partnership interest in P-C 900 held by the FDIC, then upon demand of 900 Realty, Associates shall contribute to the payment of the total amount of taxes due hereunder an amount equal to the tax on the fair market value as of the date of this Agreement of such limited partnership in P-C 900, such amount not to exceed twenty-four percent (24%) of the total amount of such taxes attributable to the acquisitions contemplated under clause (a) of this paragraph 6 ("Associates Contribution"), together with interest or penalties, if any, attributable thereto. The foregoing payment by Associates is subject to 900 Realty's simultaneous payment of the balance of the total amount of said taxes due hereunder, including interest and penalties, if any. All rights, if any, to seek payment or reimbursement from the FDIC (including any right of contribution, indemnity or subrogation) on account of the taxes paid hereunder by 900 Realty or in connection with the payment made by Associates of the Associates Contribution hereunder shall belong solely to Associates. 900 Realty shall have the right to contest the payment of taxes assessed in connection with all (but not less than all unless Associates otherwise agrees in writing) of the acquisitions and transactions referred to in this Section 6 and to defer payment of such taxes; provided, however, that such right of contest shall terminate and 900 Realty shall pay such amounts due hereunder upon the first to occur of (i) a ruling by a State or City or other governmental agency of New York from which no further appeal may be taken, or (ii) if such contest in any way hinders or interferes, as reasonably determined by Associates, with Associates' ability to sell (or close any such sale of) the Property and provided further that before initiating such contest, and thereafter within twenty-one (21) days of Associates' request (not to exceed once in every six months), 900 Realty provides Associates with Minimum Statements of Net Worth (as provided for and defined in the Agreement, Guaranty and Mutual Release attached as Exhibit I ("Release")) from each of the 900 Realty Members (as defined in the Release). If 900 Realty shall fail to provide any of the foregoing Minimum Statements of Net Worth when due, it shall have no further right of contest and shall immediately pay the taxes due together with all interest and penalties thereon and any other costs relating thereto. Subject to the foregoing, Associates shall reasonably cooperate in such contest and, if 900 Realty notifies Associates of its intent to contest such taxes prior to initiating such contest and Associates does not object in writing to such contest within seven (7) days of delivery of the foregoing notice, Associates shall pay for twenty-four percent (24%) of the legal expenses and costs incurred and payable by 900 Realty in contesting the taxes attributable to the acquisitions contemplated under clause (a) of this paragraph 6, provided 900 Realty simultaneously pays the balance of such expenses and costs due and payable, and Associates shall have no other liability for interest or penalties or any other claims, expenses or costs relating to such unpaid taxes. Wherever used in this Agreement, "Associates Group" means Associates, the Partnership, 14-15 Office Associates, and PC-900 (after giving effect to the acquisitions of Associates and/or its affiliates of the interest therein), together with its partners (other than the Progress Parties), partners of their partners (including, without limitation, in the case of Associates, Carlyle Real Estate Limited Partnership-XIV, Carlyle Real Estate Limited Partnership-XV, JMB Realty Corporation), members, and each of the foregoing's officers, directors, affiliates of every kind or nature (including in the case of Associates, JMB Property Management Company and Heitman Properties of New York, Ltd.), agents, employees, and attorneys. 900 Realty shall also promptly provide Associates with copies of all tax notices and all correspondence, petitions, briefs and other filings made by itself or New York City or State in connection with the contest of any tax deficiency.

      7. INDIVIDUAL RELEASES. Concurrently with the execution and delivery of this Agreement, the Progress Parties shall deliver to Associates an original of the Release attached hereto as Exhibit I duly executed by Albert Schwartz, Joel Wiener, Emil Rausman and Martin Rausman.

      8. CONDITION TO EFFECTIVENESS. This Agreement shall be effective upon the execution and delivery of all parties hereto.



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      9.    TAX RETURNS AND REPORTING.

      (a) Associates shall cause the Partnership to and the Partnership shall: (i) provide the Progress Parties with a copy of the final United States federal income tax return of the Partnership (including Schedules K-1 for the Progress Parties) for the year ended December 31, 1998 (the "1998 Partnership Tax Return") which return shall provide that income attributable to the Progress Parties does not exceed thirty percent (30%) of income attributable to the Partnership;

            (ii) file with the Internal Revenue Service (the "Service") and provide to PPI and JRA Schedules K-1 to the 1998 Partnership Tax Return showing the distributive shares of PPI and JRA of the income or loss of the Partnership for the period January 1, 1998 to December 31, 1998; and

            (iii) file with the Service and provide to 900 Realty a Schedule K-1 to the Partnership tax return for the year ended December 31, 1999 showing the distributive share of 900 Realty of the income or loss of the Partnership for the period January 1, 1999 through the date preceding the date hereof; which return shall provide that income attributable to 900 Realty does not exceed thirty percent (30%) of income of the Partnership for the year ended December 31, 1999; such income to be calculated based on 900 Realty's share of the Partnership's income for the entire year prorated for the period January 1, 1999 through March 22, 1999;

      (b) If the federal, state or local income tax return of the Partnership for 1999 or any preceding year is audited by the Service or by any state or local taxing authority, the Partnership shall provide reasonable notice of such audit to 900 Realty. The Partnership shall have the right to settle any such audit without the consent of PPI or any other Progress Party in the case of any audit for 1998 and preceding years and 900 Realty or any other Progress Party in the case of audits for 1998 and 1999.

      (c) State and local income tax returns of the Partnership for the years ended on December 31, 1998 and December 31, 1999 shall be consistent with the federal income tax returns of the Partnership in prior years.

      (d) The federal, state and local income tax returns filed by the Progress Parties shall be consistent with, and such parties shall not contest, the treatment and reporting by the Partnership provided herein.

      10.   GENERAL REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION.

            a. BY PROGRESS PARTIES. Each of the Progress Parties (other than P-C 900) jointly and severally represents and warrants to Associates, 14-15 Office Associates and the Partnership that the following is true and correct as of the date of this Agreement and shall be true and correct as of the date of the delivery of the assignment pursuant to Paragraph 4 hereof:

                     (i)      Albert Schwartz is the sole shareholder of
PPI, and PPI is the sole shareholder of JRA.   PPI and JRA have full power
and authority to execute and deliver this Agreement, and any other document required to be delivered by such parties hereunder (including without limitation the documents delivered pursuant to paragraphs 3, 5 and 7 hereof), and to quitclaim and assign any and all rights, title and interests they have or may have in, and claims against, the Partnership, Associates and PC-900 as provided in paragraph 2.



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                    (ii)      The copy delivered by 900 Realty to
Associates of the agreement dated January 13, 1998 between 900 Realty and MDIF is a true and complete copy of the original, constitutes the entire agreement between the parties and has not been amended, either orally or in writing, and 900 Realty owns all of the claims against PPI, JRA the Partnership or its partners previously held by MDIF (except to the extent such claims have been partially satisfied or discharged in connection with the foreclosure sale of the PPI/JRA Partnership Interests).

                   (iii) Joel Wiener, Schwartz, Emil Rausman and Martin Rausman are the sole members of 900 Realty, and 900 Realty has not transferred, assigned, pledged, granted a lien on, or otherwise disposed of any interest in, or claims against, PPI, JRA, the Partnership or its partners, including the claims it acquired from MDIF (except to the extent such claims have been partially satisfied or discharged in connection with the foreclosure sale in which it acquired the PPI/JRA Partnership Interests).

                    (iv) No Progress Party has assigned, transferred, disposed of, pledged or granted a lien to or in favor of any person with respect to its interest in the Partnership or its interest in any other Progress Party (except for the Associates' Lien, the collateral assignment of their interests under Partnership Agreement to Associates and the Partnership and the liens granted to MDIF that were assigned to 900 Realty) or with respect to any claim against or relating to the Partnership or Associates previously held by it or the Released Claims disposed of by this Agreement.

                     (v) There is no lawsuit in which any of the Progress Parties is a party that is not referred to in the recitals to this Agreement and there are no claims against or liabilities of the Partnership caused or incurred by any Progress Party, except the existing first mortgage loan to Teachers Insurance and Annuity Association of America.

                    (vi) Each of the Progress Parties is duly authorized and empowered to enter into this Agreement, and the signatory designated below for each such party has full authority and power to bind such party to the representations, warranties, terms and conditions of this Agreement, and this Agreement is valid and enforceable in accordance with its terms.

                   (vii) To the best knowledge of each of the Progress Parties (a) none of them or Joel Wiener, Albert Schwartz, Emil Rausman or Martin Rausman or any entity which any of them or the foregoing individuals control or in which any of them or the foregoing individuals own any interest holds any interest, direct or indirect, in Associates, its partners, its partners of partners or their Affiliates (which for purposes of this Agreement shall have the meaning as defined in Section 6.3 of the Partnership Agreement), (b) none of them has authorized or consented to or made any amendments to the Partnership Agreement, except for the amendment referenced in paragraph 5 herein, and (c) none of them has authorized any amendments to the Agreement of Limited Partnership of P-C 900 Third Associates, dated February 26, 1986, by and between PPI and Central National Bank of New York, except for the amendment referenced in paragraph 5 herein.

                  (viii) None of the Progress Parties, Joel Wiener, Albert Schwartz, Emil Rausman or Martin Rausman has engaged, or caused the Partnership to engage, any broker with respect to the Property or the transfer of the Partnership Interests hereunder.

              (ix) 900 Realty is the sole holder and owner of all the right, title and interest in the Partnership, PC-900 and the Property (and in all claims against the Partnership and/or Associates) formerly held by PPI and JRA.



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              (xi)  900 Realty has good and marketable title to the
Partnership Interests transferred to Associates pursuant to the assignment (the "Assignment") attached hereto as Exhibit D (and full power and authority to transfer same) free and clear of any defects, liens or encumbrances, other than any Associates' lien and such interests shall be transferred to Associates, in each case free and clear of any defects, liens or encumbrances, other than the Associates' lien, upon delivery of the Assignment.

             (xii) Each of the Closing Documents (defined hereafter) was duly executed by the person who purported to sign it and said person was duly authorized and competent to execute such document and each of the Closing Documents is valid and enforceable in accordance with its terms.

            (xiii) P-C 900 has no obligations or liabilities (other than its obligations and liabilities with respect to claims by Associates and other than any liabilities which it may have under general partnership law or by reason of its status as a general partner of the Partnership) and there are no pending or, to the best knowledge of the Progress Parties, threatened claims of any kind or nature against P-C 900 (except for claims asserted in the FDIC Cases), and all of PC-900's right, title and interest in the Partnership is owned and held by P-C 900 free and clear of any liens, encumbrances or defects (other than the Associates' Lien or any claims by Associates).

             (xiv) The Partnership Interests conveyed by 900 Realty to Associates hereunder were acquired by it for fair consideration and for reasonably equivalent value.

            (xv) There are no agreements of any kind or nature between or among, on the one hand, PC-900 and, on the other hand, any other Progress Party, Albert Schwartz, Joel Wiener, Emil Rausman or Martin Rausman other than the Partnership Agreement, this Agreement or any Closing Document.

            (xvi) Without limitation of any other provisions hereof, after the consummation of the transactions contemplated by this Agreement, there are no interests in the Partnership that are not owned by Associates and P-C 900 or 14-15 Office Associates, provided the foregoing representation and warranty does not include any transfers of interest by Associates.

            b. BY ASSOCIATES. Associates represents and warrants to the Progress Parties that the following is true and correct as of the date hereof:

                     (i) Except for the collateral assignment under the Partnership Agreement, Associates has not previously assigned, pledged or granted a lien on its interest in the Partnership or any claim against any Progress Party to any other party.

                    (ii) Associates is duly authorized and empowered to enter into this Agreement, and the signatory designated below has full authority and power to bind such party to the representations, warranties, terms and conditions of this Agreement.

                   (iii) Except for the interests Associates (or its nominee, affiliate or related party) intends to acquire in P-C 900, neither Associates or any Affiliate of Associates holds any interest, direct or indirect, in any Progress Party, its partners, or affiliates.

              (iv) Associates has not authorized or made any amendments to the Partnership Agreement, except for Exhibit F and H.



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                  c.    INDEMNIFICATION.  Each of the Progress Parties
(other than P-C 900) jointly and severally agree to indemnify, defend and hold harmless the Associates Group from and against any demands or claims of every kind or nature (including claims of third parties or any person claiming through or under any of the Progress Parties), damages, costs, expenses, liability or losses suffered as a result of any inaccuracy or breach of the representations and warranties or of any covenant or agreement made by any of the Progress Parties in this Agreement or in any Closing Document (as defined herein), provided that the Progress Parties shall only be required to pay the fees and expenses of one law firm (and local or special counsel, if engaged and any law firms engaged in substitution for such firm or counsel) to defend the Associates Group, whether one or more members of the Associates Group have been sued. Associates agrees to indemnify, defend and hold harmless each of the Progress Parties from and against any demands or claims of every kind or nature (including claims of third parties or any person claiming through or under Associates), damages, costs, expenses, liability or losses suffered by them as a result of any inaccuracy or breach of the representations and warranties or of any covenant or undertaking made by Associates in this Agreement or in any Closing Document, provided that the Associates Group shall only be required to pay the fees and expenses of one law firm (and local or special counsel, if engaged, and any law firms engaged in substitution for such firm or counsel) to defend the Progress Parties, whether one or more of the Progress Parties have been sued. Wherever used in this Agreement, "Closing Document" shall mean any document executed and delivered in connection with this Agreement or any other agreement entered into in connection with this Agreement, including all Exhibits . The Partnership agrees to indemnify, defend and hold each of the Progress Parties harmless from any wrongful act or omission of the Partnership first occurring after the Closing Date, provided that the Partnership shall only be required to pay the fees and expenses of one law firm (and local or special counsel, if engaged, and any law firms engaged in substitution for such firm counsel) to defend the Progress Parties, whether one or more of the Progress Parties have been sued.

      11. MUTUAL RELEASE. Except for each party's obligations hereunder and the obligations of the parties under any Closing Document, each of the parties hereto hereby releases, forgives and discharges each of the other parties hereto and their respective partners, partners of their partners (including, in the case of Associates, Carlyle Real Estate Limited Partnership-XIV, Carlyle Real Estate Limited Partnership-XV, and JMB Realty Corporation), members, and each of the foregoing's officers, directors, affiliates of every kind or nature (including in the case of Associates, JMB and Heitman), agents, employees, and attorneys, and each of them, of and from all matters, claims, liabilities, demands, causes of action, debts, obligations, promises, acts, agreements, interests, damages or interests of whatever kind or nature, and any attorneys fees and expenses that may be related thereto, whether known or unknown, which such party has or may hereafter incur or acquire against any of the others by reason of or relating to any reason, cause or event concerning or arising from the relationship between or among any of the Progress Parties, the Partnership, and Associates related to the Partnership or the Property that has happened, accrued, developed or occurred on or prior to or as of the date hereof, including without limitation all claims or interests asserted or that could have been asserted by (i) any of the Progress Parties or Associates in the Partnership Litigation, (ii) any party pursuant to the Partnership Agreement, including without limitation claims by the Progress Group for Guaranteed Payments and by the Partnership for capital contributions from Associates under Sections 1.7, 2.2 and 3.1 of the Partnership Agreement and any claim by any party with respect to any financial obligation under the Partnership Agreement, including, without limitation, with respect to any distributions by the Partnership, any refinancing, any capital contribution or otherwise, (iii) any party, including, without limitation, the MDIF, on account of any MDIF-related Claim or on account of the MDIF's assignment of the MDIF Interests to 900 Realty, (iv) any party in any of the FDIC Cases, (v) any party arising out of or related to the management and leasing of the Property by JMB or Heitman, and (vi) the Partnership against any party hereto or by any party against the Partnership, relating to or arising from the Distribution Claims, and (vii) by any Progress Party who has acquired or may acquire any interest in any partner of Associates (collectively "Released Claims").

      12. DEFENSE AND INJUNCTION. The provisions of this Agreement may be pleaded as a full and complete defense to, and may be used as the basis for an injunction against, any action, suit or other proceeding that may be instituted, prosecuted or attempted in breach of this Agreement.

      13. WAIVER AND RELEASE. The parties hereto expressly waive any and all rights under any applicable statute, doctrine or principle of law restricting the right of any person to release claims which such person does not know or suspect to exist at the time of executing the release, which claims, if known, may have materially affected such person's decision to give such releases. In connection with such waiver and relinquishment, the parties hereto acknowledge that they are aware that they may hereafter discover claims presently unknown or unsuspected, or facts in addition to or different from those which they now know or believe to be true, with respect to the matters released herein. Nevertheless, it is the intention of the parties hereto through this Agreement to fully, finally and forever settle and release all such matters, and all claims relative thereto, which now exist, may exist or theretofore have existed between or among any of the parties hereto as described above. Notwithstanding the foregoing or any other provision in this Agreement to the contrary, nothing in this Agreement shall be construed as a waiver or release of any representation, warranty, covenant, agreement, obligation or liability provided for in this Agreement or in any Closing Document.

      14. FUTURE ACQUISITION. Each Progress Party agrees that it shall not acquire any interest hereafter, direct or indirect, in Associates, their partners (or any of their partners or affiliates), and no Progress Party shall assist any other person in acquiring such interest or in transferring any interest in the Property or the Partnership, or knowingly communicate, directly or indirectly, with any person holding such interest with respect to such interest.

      15. AMENDMENT OF AGREEMENT; NO ASSIGNMENTS. This Agreement shall not be amended except by a writing signed by Associates and 900 Realty. No party hereto shall be permitted to assign any right or delegate any duty hereunder without the prior written consent of Associates and 900 Realty.

      16. ENTIRE AGREEMENT. This Agreement, including all exhibits and Closing Documents, constitutes the entire agreement of the parties hereto as to the subject matter hereof. The undersigned acknowledge that all prior agreements or understandings within the scope of the subject matter of the Agreement are, upon the execution and delivery of this Agreement, superseded, null and void.

      17. GOVERNING LAW. This Agreement shall be construed and governed by the internal laws of the State of New York without regard to its conflict of law provisions.

      18. NO WAIVER. No delay or omission of any party hereto to exercise any right hereunder shall impair such right or be construed to be a waiver of any default or an acquiescence therein.

      19. HEADINGS, EXHIBITS. Section headings herein are for convenience of reference only and shall not govern the interpretation of any of the provisions hereof. Each of the exhibits attached hereto is hereby by this reference incorporated herein. Any place in this Agreement or any Closing Document where the word "including" is used shall be deemed to include "without limitation."

      20. COUNTERPARTS. This Agreement may be signed in any number of counterparts with the same effect as if the signatures thereto were upon the same instrument. Delivery of this Agreement by fax transmission shall be effective and binding on all parties hereto and shall be deemed to have the same effect as delivery of the original counterpart.

      21.   DRAFTING.   Each party hereto has participated in the drafting
of this Agreement and no adverse inference shall be drawn against any party on account of their responsibility for drafting this Agreement.

      22. CONFIDENTIALITY. The terms, conditions and other provisions of this Agreement shall be kept strictly confidential except to the extent disclosure is required by law (including such disclosure as is deemed necessary in connection with any documents or reports filed with the Securities & Exchange Commission by Associates or its partners) or to the extent such disclosure is necessary for a valid purpose to any party's attorneys, accountants or business advisors.

      23. SUCCESSOR AND ASSIGNS. Subject to paragraph 15 hereof, this Agreement shall be binding on the successors and assigns of each party hereto.

      24. NO ADMISSION. Nothing herein shall be construed as an admission of liability by any party of the Released Claims which are settled and disposed of herein.

      25. FURTHER ASSURANCES. The parties hereto agree to do such further acts and things, and to execute and deliver such additional agreements, conveyances, assignments and instruments, as any other party may at any time reasonably request in connection with the implementation, administration and enforcement of this Agreement or in connection with the sale of the Property at any time hereafter. In addition, the parties hereto agree not to (and to cause their agents, officers, directors, shareholders, members and affiliates not to) take any action inconsistent with the terms hereof, including without limitation by acquiring (other than as referenced herein) any direct or indirect interest in any other party hereto for any purpose whatsoever without the consent of all other parties hereto.

      26. NO OTHER CONSENTS. Each of the parties to this Agreement represents and affirms that no other consents by or from any other person, entity or government authority are necessary to render binding and enforceable such party's signature hereto and obligations and agreements hereunder.

      27. EXCULPATION. No present or future partner of Associates or of any partner of any such partner (or any other partners of any tier) shall have any personal liability of any kind or nature for or by reason of any matter or thing whatsoever, under or in connection with this Agreement or any other agreement entered into under or in connection herewith, and the other parties hereto waive all such personal liability. However, the foregoing shall not limit the right of any party hereto to enforce its remedies for breach or default by Associates hereunder against the assets of Associates (as opposed to the assets of any such partners), which assets for purposes hereof shall not be deemed to include any negative capital accounts or commitments to provide additional capital. Until the Closing Balance is paid in full, before making any distributions to either Carlyle Real Estate Limited Partnership-XIV or Carlyle Real Estate Limited Partnership-XV from the proceeds of a refinancing or sale of the Property, Associates shall segregate and reserve for the exclusive use of paying the Closing Balance from such proceeds an amount equal to the Closing Balance.

      28. Notwithstanding Sections 11 and 13 or anything else in this Agreement to the contrary, nothing herein shall limit, waive or release any right of Associates to collect or foreclose on the Associates' Note (except for interest accrued thereon through the date of this Agreement, which is hereby waived) provided that with respect to any action or judgment which may be obtained or secured or taken by Associates, Associates shall look solely to the Partnership Interests (including the proceeds therefrom) to satisfy the Associates' Note, and Associates will not collect or attempt to collect any such judgment out of any other assets of the Progress Parties.

      29. 900 Realty, PPI and JRA hereby waive and release any right of contribution or indemnity any of them has or may have against PC-900 in connection with any liabilities hereunder, under Partnership Agreement or in connection with any Closing Document.

      30. SUBMISSION TO JURISDICTION. All disputes arising out of or relating to this Agreement and all actions to enforce this Agreement may be adjudicated in the state or federal courts of either the City of New York or City of Chicago and each of the parties to this Agreement hereby irrevocably submits to the jurisdiction of such courts in any suit, action, or proceeding arising out of or relating to this Agreement or in any action to enforce this Agreement.

      31. No person is intended to be a third-party beneficiary of this Agreement, except for a member of 900 Realty or the Associates Group.

      32. NOTICE. All notices and other communications provided for hereunder shall be in writing and mailed or delivered to the address set forth below. All such notices and other communications shall, when mailed or hand delivered be effective upon receipt; provided, however, in the event that a notice or communication so sent shall be refused, undeliverable or the intended recipient shall otherwise prevent such receipt, such notice or other communication shall be deemed to be received on the date of such rejection, attempted delivery or prevention. All such notices and other communications shall, when sent by overnight courier, be effective one business day after the same are deposited with such overnight courier. All notices and other communications provided for hereunder shall be addressed as set forth below.

      If to:

      900 3rd Avenue Associates            JMB Realty Corporation
      14-15 Office Associates, L.P.        900 N. Michigan, 19th Flr.
      P-C 900 Third Associates             Chicago, IL  60611
                                           Attn:  Lorenzo Bracy

      with a copy to:                      Neal, Gerber & Eisenberg
                                           Two North LaSalle Street
                                           Suite 2100
                                           Chicago, Illinois  60602
                                           Attn:  David R. Schenk

      If to any of
      the Progress Parties:                Wiener Realtors
                                           One Penn Plaza
                                           Suite 4000
                                           New York, NY  10119
                                           Attn:  Joel Wiener

      With a copy to:                      Gibson, Dunn & Crutcher
                                           200 Park Avenue
                                           New York, NY  10166
                                           Attn: Andrew Levy

or to such other address as each party may designate for itself by notice given in accordance with this paragraph 32.

      IN WITNESS HEREOF, the parties have executed this Agreement the day and year first above written.


                        PROGRESS PROPERTIES, INC.

                        By:
                              ------------------------------
                        Its:
                              ------------------------------


                        J.R.A. REALTY CORPORATION

                        By:
                              ------------------------------
                        Its:
                              ------------------------------


                        P-C 900 THIRD ASSOCIATES

                        By:   900 Realty LLC, General Partner

                              By:
                                    ------------------------------
                              Its:
                                    ------------------------------


                        PROGRESS PARTNERS

                        By:   Progress Properties, Inc., General
                              Partner

                              By:
                                    ------------------------------
                              Its:
                                    ------------------------------


                        By:   J.R.A. Realty Corporation, General
                              Partner

                              By:
                                    ------------------------------
                              Its:
                                    ------------------------------


                        By:   900 3rd Avenue Associates, General Partner

                              By:   Carlyle Real Estate Limited
Partnership-XIV, a General Partner

                                    By:    JMB Realty Corporation, a
                                           General Partner

                                           By:
                                                 --------------------------
                                           Its:
                                                 --------------------------

                        900 REALTY, LLC

                        By:
                              ----------------------------------------
                        Its:
                              ----------------------------------------


                        900 3RD AVENUE ASSOCIATES

                        By: Carlyle Real Estate Limited Partnership-XIV, a General Partner

                              By:   JMB Realty Corporation, a
                                    General Partner

                                    By:
                                           ------------------------------
                                    Its:
                                           ------------------------------